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                                                                EXHIBIT 10(9)(c)



                        EMPLOYMENT PROTECTION AGREEMENT
                        -------------------------------


        THIS AGREEMENT between Tambrands Inc., a Delaware corporation (the "Corporation"), and Thomas J. Mason (the "Executive"), dated as of this 18th day of October, 1994.


                                  W I T N E S S E T H :
                                  - - - - - - - - - -

        WHEREAS, the Corporation and the Executive have agreed to enter into an agreement providing the Corporation and the Executive with certain rights upon the occurrence of a Change of Control (as defined below) to assure the Corporation of continuity of management in the event of any Change of Control;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

        1.  Operation of Agreement.  The effective date of this Agreement shall
            ----------------------
be the date on which a Change of Control occurs (the "Effective Date"), provided that if the Executive is not employed by the Corporation on the Effective Date this Agreement shall be void and without effect. This Agreement shall terminate on October 31, 1997, provided that the termination date of this Agreement shall be extended for one additional year on November 1, 1995 and each subsequent November 1, unless the Executive shall have received written notice from the Corporation prior to the August 1 immediately preceding such November 1 that the Board of Directors of the Corporation (the "Board") has determined that the termination date of this Agreement shall not be so extended. Notwithstanding the foregoing, this Agreement shall not terminate on the date determined in accordance with the preceding sentence if a Change of Control shall have occurred prior to such date.

        2.  Definitions.  (a)  Change of Control.  For purposes of this
            -----------        -----------------
Agreement, a "Change of Control" shall be deemed to have occurred if:  (i) any
                                                                       ---
person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as used in Sections 13(d)
and 14(d) thereof)), excluding the Corporation, any majority owned subsidiary of the Corporation (a "Subsidiary") and any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Corporation having at least 20% of the total number of votes that may be cast for the election of directors of the Corporation (the "Voting Shares") provided, however, that such an event shall not constitute a Change of Control if the acquiring Person has entered into an agreement with the Corporation approved by the Board which materially restricts the right of such Person to direct or influence the management or policies of the Corporation; (ii) the shareholders
                                                         ----
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of the Corporation shall approve any merger or other business combination of the
Corporation, sale of the Corporation's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Corporation and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Corporation immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than 10% of the shares of the other company involved in the Transaction, or

(iii) within any 24-month period beginning on or after October 31, 1994, the
-----
persons who were directors of the Corporation immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Corporation, provided that any director who was not a director as of October 31, 1994 shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this
Section 2(a)(iii).


        (b)  Participation by Executive.  Notwithstanding the foregoing, no
             --------------------------
Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Executive participates in a capacity other than in his capacity as the Executive (or as a director of the Corporation or a Subsidiary, where applicable).

        3.  Employment Period.  If the Executive is employed on the Effective
            -----------------
Date, the Corporation agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Corporation, for the period (the "Employment Period") commencing on the Effective Date and ending on the earliest to occur of (i) the second anniversary of the Effective Date, (ii) the
            ---                                               ----
Executive's normal retirement date under the Corporation's retirement plans as in effect from time to time and (iii) the date of any termination of the
                                -----
Executive's employment in accordance with Section 6 of this Agreement.

        4.  Position and Duties.  (a)  No Reduction in Position.  During the
            -------------------        ------------------------
Employment Period, the Executive's position (including titles), authority and responsibilities shall be at least commensurate with the highest of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date.

        (b)  Business Time.  From and after the Effective Date, the Executive
             -------------
agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for

        (i) reasonable time spent in serving on corporate, civic or charitable boards or committees approved by the Board, in each case only if and to the extent not substantially

                                     - 2 -
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            interfering with the performance of such responsibilities, and

       (ii) periods of vacation and sick leave to which he is entitled.

It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees on which he is serving or with which he is otherwise associated with the consent or approval of the Corporation immediately preceding the Effective Date shall not be deemed to interfere with the performance of the Executive's services to the Corporation.

        5.  Compensation.  (a)  Base Salary.  During the Employment Period, the
            ------------        -----------
Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the monthly salary paid to the Executive by the Corporation and any of its affiliated companies immediately prior to the Effective Date. The Base Salary shall be reviewed at least once each year after the Effective Date, and may be increased (but not decreased) at any time and from time to time by action of the Board or any committee thereof or any individual having authority to take such action in accordance with the Corporation's regular practices. Neither payment of the Base Salary nor payment of any increased Base Salary after the Effective Date shall serve to limit or reduce any other obligation of the Corporation hereunder. For purposes of the remaining provisions of this Agreement, the term "Base Salary" shall mean Base Salary as defined in this
Section 5(a) or, if increased after the Effective Date, the Base Salary as so increased.

        (b)  Annual Bonus.  In addition to the Base Salary, the Executive shall
             ------------
be awarded for each fiscal year of the Corporation ending during the Employment Period an annual bonus (either pursuant to a bonus plan or program of the Corporation or otherwise) in cash at least equal to the last annual bonus (annualized, if awarded in respect of a partial year) awarded to the Executive under the Annual Incentive Plan of the Corporation prior to the Effective Date ("Annual Bonus"). If a fiscal year of the Corporation begins, but does not end, during the Employment Period, the Executive shall receive an amount with respect to such fiscal year at least equal to the amount of the Annual Bonus multiplied by a fraction, the numerator of which is the number of days in such fiscal year occurring during the Employment Period and the denominator of which is 365.
Each amount payable in respect of the Executive's Annual Bonus shall be paid not later than the last day of March of the year next following the year for which the Annual Bonus (or pro-rated portion) is earned or awarded, unless electively deferred by the Executive pursuant to any deferral programs or arrangements that the Corporation may make available to the Executive, in which event such deferred amount shall be payable in accordance with the terms of such deferral program or arrangement. Neither the Annual Bonus nor any bonus amount paid in excess thereof after the Effective Date shall serve to limit or reduce any other obligation of the Corporation hereunder.

        (c)  Incentive and Savings Plans and Retirement Programs.  In addition
             ---------------------------------------------------
to the Base Salary and Annual Bonus payable as hereinabove provided, during the Employment Period, the Executive shall be entitled to

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participate in all incentive and savings plans and programs, including stock option plans and other equity based compensation plans, and in all retirement plans, on a basis providing him with the opportunity to receive compensation (without duplication of the amount payable as an Annual Bonus) and benefits equal to those provided by the Corporation to the Executive on an annualized basis under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date.

        (d)  Benefit Plans.  During the Employment Period, the Executive and his
             -------------
family shall be entitled to participate in or be covered under all welfare benefit plans and programs of the Corporation and its affiliated companies, including all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs, as in effect at any time during the 90-day period immediately preceding the Effective Date.

        (e)  Expenses.  During the Employment Period, the Executive shall be
             --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation as in effect at any time during the 90-day period immediately preceding the Effective Date.

        (f)  Vacation and Fringe Benefits.  During the Employment Period, the
             ----------------------------
Executive shall be entitled to paid vacation and fringe benefits in accordance with the policies of the Corporation as in effect at any time during the 90-day period immediately preceding the Effective Date.

        (g)  Office and Support Staff.  During the Employment Period, the
             ------------------------
Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive at any time during the 90-day period immediately preceding the Effective Date.

        6.  Termination.  (a)  Death, Disability or Retirement.  Subject to the
            -----------        -------------------------------
provisions of Section 1 hereof, this Agreement shall terminate automatically upon the Executive's death or attainment of normal retirement age under the Corporation's retirement plans as in effect from time to time, provided that, after the Effective Date, the normal retirement age may not be lowered for purposes of this Agreement without the Executive's consent. The Corporation may terminate this Agreement, after having established the Executive's Disability, by giving the Executive written notice of its intention to terminate his employment, and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if, within 90 days after such receipt, the Executive shall fail to return to full-time performance of his duties. For purposes of this Agreement, "Disability" means disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or his legal representatives (such agreement to acceptability not to be withheld unreasonably).

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        (b)  Voluntary Termination.  Notwithstanding anything in this Agreement
             ---------------------
to the contrary, the Executive may, upon not less than 30 days' written notice to the Corporation, voluntarily terminate employment during the Employment Period for any reason (including early retirement under the terms of the Corporation's retirement plan as in effect from time to time), provided that any termination by the Executive pursuant to Section 6(d) of this Agreement on account of Good Reason (as defined therein) shall not be treated as a voluntary termination under this Section 6(b).

        (c)  Cause.  The Corporation may terminate the Executive's employment
             -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty or gross misconduct on the Executive's
      ---
part which result or are intended to result in material damage to the Corporation's business or reputation or (ii) repeated material violations by the
                                        ----
Executive of his obligations under Section 4 of this Agreement which violations are demonstrably willful and deliberate on the Executive's part.

        (d)  Good Reason.  The Executive may terminate his employment during the
             -----------
Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" means

        (i) a good faith determination by the Executive that, without his prior written consent, the Corporation or any of its officers has taken or failed to take any action (including, without limitation, (A) exclusion of the
                                                       ---
    Executive from consideration of material matters within his area of responsibility, (B) statements or actions which undermine the Executive's
                    ---
    authority with respect to persons under his supervision or reduce his standing with his peers, (C) a pattern of discrimination against or
                             ---
    harassment of the Executive or persons under his supervision and (D) the
                                                                     ---
    subjection of the Executive to procedures not generally applicable to other similarly situated executives) which changes the Executive's position (including titles), authority or responsibilities under Section 4 of this Agreement or reduces the Executive's ability to carry out his duties and responsibilities under Section 4 of this Agreement;

        (ii) any failure by the Corporation to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial or inadvertent failure remedied by the Corporation promptly after receipt of notice thereof from the Executive;

       (iii) the Corporation's requiring the Executive to be employed at any location more than 50 miles further from his principal residence than the location at which the Executive was employed immediately preceding the Effective Date; or

        (iv) any failure by the Corporation to obtain the assumption of and agreement to perform this Agreement by a successor as contemplated by
    Section 14(b) of this Agreement, provided that the successor has had actual written notice of the existence of this Agreement and its terms and an opportunity to assume the Corporation's responsibilities under this Agreement during a period of 10 business days after receipt of such notice.

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        (e)  Notice of Termination.  Any termination by the Corporation for
             ---------------------
Cause or by the Executive for Good Reason during the Employment Period shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 10 business days of the Corporation's having actual knowledge of all of the events giving rise to such termination, and in the case of a termination for Good Reason, within 180 days of the Executive's having actual knowledge of the events giving rise to such termination, and which

(i) indicates the specific termination provision in this Agreement relied upon,
---
(ii) sets forth in reasonable detail the facts and circumstances claimed to
----
provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date
                            -----
of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice).
The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

        (f)  Date of Termination.  For purposes of this Agreement, the term
             -------------------
"Date of Termination" means (i) in the case of a termination for which a Notice
                            ---
of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein and (ii) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

        7.  Obligations of the Corporation upon Termination.  (a)   Death.  If
            -----------------------------------------------        ------
the Executive's employment is terminated during the Employment Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of his death, including, for this purpose (i) the Executive's full Base Salary through the Date of
                 ---
Termination, (ii) the product of the Annual Bonus and a fraction, the numerator
             ----
of which is the number of days in the current fiscal year of the Corporation through the Date of Termination, and the denominator of which is 365 (the "Pro-rated Bonus Obligation"), (iii) any compensation previously deferred by the
                          -----
Executive (together with any accrued earnings thereon) and not yet paid by the Corporation and (iv) any other amounts or benefits owing to the Executive under
                ----
the then applicable employee benefit plans or policies of the Corporation (such amounts specified in clauses (i), (ii), (iii) and (iv) are hereinafter referred to as "Accrued Obligations"). Unless otherwise directed by the Executive (or, in the case of any employee benefit plan qualified (a "Qualified Plan") under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as may be required by such plan), all such Accrued Obligations shall be paid to the Executive's legal representatives in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable level of benefits available to surviving families of executives of the Corporation and its affiliates under such plans, programs and policies relating to family death benefits, if any, of the Corporation and its affiliates in effect at any time during the 90-day period immediately preceding the Effective Date.

        (b)  Disability.  If the Executive's employment is terminated by reason
             ----------
of the Executive's Disability, the Executive shall be entitled, after the Date of Termination until the date when the Employment Period would otherwise have terminated, to continue to participate in or be covered under the benefit plans and programs referred to in Section 5(d) of this Agreement or, at the Corporation's option, to receive equivalent benefits by alternate means at least equal to those provided in accordance with Section 5(d) of this Agreement. Unless otherwise directed by the Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall also be paid all Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to receive disability and other benefits at least equal to the most favorable level of benefits available to disabled employees and/or their families in accordance with the plans, programs and policies maintained by the Corporation or its affiliates relating to disability at any time during the 90-day period immediately preceding the Effective Date.

        (c)  Cause and Voluntary Termination.  If, during the Employment Period,
             -------------------------------
the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Good Reason), the Corporation shall pay the Executive the Accrued Obligations other than the Pro-rated Bonus Obligation. Unless otherwise directed by the Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall be paid all such Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination and the Corporation shall have no further obligations to the Executive under this Agreement.

        (d)  Termination by Corporation other than for Cause or Disability and
             -----------------------------------------------------------------
Termination by Executive for Good Reason.  (i)  Lump Sum Payment.  If, during
----------------------------------------        ----------------
the Employment Period, the Corporation terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Corporation shall pay to the Executive in a lump sum in cash within 15 days after the Date of Termination the aggregate of the following amounts:

        (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate specified in Section 5(a) of this Agreement;

        (B)  a cash amount equal to two times the sum of

            (1)  the Executive's annual Base Salary at the rate specified in
        Section 5(a) of this Agreement;

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

            (2)  the Annual Bonus; and

            (3) the present value, calculated using the annual federal short-term rate as determined under Section 1274(d) of the Code, of (without duplication) (x) the annual cost to the Corporation (based on the
                     ---
        premium rates or other costs to it) of obtaining coverage equivalent to the coverage under the plans and programs described in Section 5(d) of this Agreement, and (y) the annualized value of the fringe benefits
                            ---
        described under Section 5(f) of this Agreement;

    provided, however, that in no event shall the Executive be entitled to receive under this clause (B) more than the product obtained by multiplying the amount determined under this clause by a fraction whose numerator shall be the number of months (including fractions of a month) which at the Date of Termination remain until the Executive's normal retirement date under the Corporation's retirement plan or any successor plan as in effect from time to time and whose denominator shall be 24, and provided further that, with respect to the life and medical insurance coverage referred to in Section 5(d) of this Agreement, at the Executive's election made prior to the Date of Termination, the Corporation shall use its best efforts to secure conversion coverage and shall pay the cost of such coverage in lieu of paying the lump sum amount attributable to such life or medical insurance coverage; and

        (C) a cash amount equal to any amounts (other than amounts payable to the Executive under any Qualified Plans) described in Sections 7(a)(iii) and
    (iv) of this Agreement.

       (ii)  Discharge of Corporation's Obligations.  Subject to the performance
             --------------------------------------
of its obligations under this Section 7(d), the Corporation shall have no further obligations to the Executive in respect of any termination by the Executive for Good Reason or by the Corporation other than for Cause or Disability, except to the extent expressly provided under any of the plans referred to in Section 5(c) or 5(d) of this Agreement.

        8.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
            -------------------------
or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any stock option or other plans or agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

        9.  Certain Additional Payments by the Corporation.
            ----------------------------------------------

        (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or other firm then auditing the accounts of the Corporation (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, or is unwilling or unable to perform its obligations pursuant to this Section 9, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).
All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, determined pursuant to this Section 9, shall be paid by the Corporation to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the potential uncertainty in the application of Section 4999 of the Code (or any successor provision) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

        (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. the Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) give the Corporation any information reasonably requested by the Corporation relating to such claim,

       (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

      (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and

       (iv) permit the Corporation to participate in any proceedings relating to such claim;


provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on a after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 9(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 9(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        10.  Full Settlement.  The Corporation's obligation to make the payments
             ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and no amount payable under this Agreement shall be reduced on account of any compensation received by the Executive from other employment. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined by mutual consent of the Executive and the Corporation or by a tribunal having jurisdiction over the matter that Good Reason did not exist, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Corporation and the Executive and, except as provided in the last preceding sentence, the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date otherwise than under this Agreement.

        11.  Legal Fees and Expenses.  In the event that a claim for payment of
             -----------------------
benefits under this Agreement is disputed, the Corporation shall pay all reasonable legal fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement.

        12.  Confidential Information.  The Executive shall hold in a fiduciary
             ------------------------
capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, (i) obtained by the
                                                       ---
Executive during his employment by the Corporation or any of its affiliated companies and (ii) not otherwise public knowledge (other than by reason of an
              ----
unauthorized act by the Executive). After termination of the Executive's employment with the Corporation, the Executive shall not, without the prior written consent of the Corporation, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Section 12 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

        13.  Employment Contract or Severance Benefits.  Notwithstanding
             -----------------------------------------
anything else in this Agreement to the contrary, any amount payable to the Executive hereunder on account of his termination of employment shall be reduced on a dollar for dollar basis by each dollar actually paid to the Executive with respect to such termination under the terms of any employment contract between the Executive and the Corporation or under any severance program or policy applicable to the Executive. Nothing in this Agreement shall be construed to require duplication of any compensation, benefits or other entitlements provided to the Executive by the Corporation under the terms of any employment contract which may address similar matters.

        14.  Successors.  (a)  This Agreement is personal to the Executive and,
             ----------
without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

        15.  Miscellaneous.  (a)  Applicable Law.  This Agreement shall be
             -------------        --------------
governed by and construed in accordance with the laws of the State of Delaware, applied without reference to principles of conflict of laws.

        (b)  Amendments.  This Agreement may not be amended or modified
             ----------
otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (c)  Notices.  All notices and other communications hereunder shall be
             -------
in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Executive:      at the address listed below

    If to the Corporation:    Tambrands Inc.
                              777 Westchester Avenue
                              White Plains, New York  10604

                              Attention:  Secretary
                              (with a copy to the
                              attention of the
                              General Counsel)

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

        (d)  Tax Withholding.  The Corporation may withhold from any amounts
             ---------------
payable under this Agreement such Federal, State or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (e)  Severability.  The invalidity or unenforceability of any provision
             ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (f)  Captions.  The captions of this Agreement are not part of the
             --------
provisions hereof and shall have no force or effect.

        IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Corporation has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Treasurer, all as of the day and year first above written.

ATTEST:                           TAMBRANDS INC.



/s/ JONATHAN W. EMERY             By /s/ EDWARD T. FOGARTY
---------------------               ------------------------------
  Corporate Counsel                 Title:  President and
                                          Chief Executive Officer

      (Seal)



                                  EXECUTIVE:  Thomas J. Mason

                                  /s/ THOMAS J. MASON
                                  ---------------------------------



                                  Address:

                                  Tambrands Inc.
                                  777 Westchester Avenue
                                  White Plains, New York  10604



MASON.EPA